Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2020 (except for Note 19(e), as to which the date is June 15, 2020), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-238783) and related Prospectus of Forma Therapeutics Holdings, Inc. dated June 15, 2020 for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 15, 2020